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                                                                     Exhibit 3.2




                          AMENDED AND RESTATED BYLAWS
                                       OF
                                  UBICS, INC.
                                  -----------


                           Adopted September 2, 1997


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                                  UBICS, INC.

                          AMENDED AND RESTATED BYLAWS


                           Adopted September 2, 1997

                                   ARTICLE I
                                    GENERAL

Section 1.        Name.

                  The name of the corporation shall be

                                  UBICS, INC.

Section 2.        Office.

                  (a) The registered office of the corporation shall be at 2316 Baynard Boulevard in the City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent shall be Delaware Registry, Ltd.

                  (b) The corporation may, in addition to its registered office, establish and maintain such an office or offices, at such place or places, as the Board of Directors may deem necessary, desirable or expedient from time to time.

                                   ARTICLE II
                                  STOCKHOLDERS

Section 1.        Place of Meetings.

                  Each meeting of the stockholders shall be held at the principal office of the corporation or at such other place, within or without the State of Delaware, as shall be designated in the notice of meeting.

Section 2.        Annual Meeting.

                  (a) The annual meeting of the stockholders shall be held pursuant to notice and at such date, time and place as shall be designated by the Board of Directors in the notice of meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

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                  (b) At an annual meeting of the stockholders, only such
business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business and
(E) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph
(b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

                  (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation which are beneficially owned by such person, (4) a description of all arrangements or

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understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serve as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and, if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 3.        Special Meetings.

                  Special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman or stockholders owning in the aggregate shares representing not less than 30% of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors. At any time upon written request of any person entitled to call a special meeting, said written request stating the purpose or purposes for which said special meeting is to be called, it shall be the duty of the Secretary of the corporation to call a special meeting of the stockholders, to be held at such time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

Section 4.        Adjournments of Meeting.

                  Adjournment or adjournments of any annual or special meeting of the stockholders may be taken, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors have been elected.

Section 5.        Notice of Meetings.

                  The Secretary of the corporation shall give written notice of every meeting of the stockholders to each stockholder of record entitled to vote at the meeting. Such notice shall be given at least ten (10) and not more than sixty (60) days prior to the day named for the meeting, unless a greater period of notice is required by law. Such notice shall be given either personally or by sending a copy thereof through the mail or by telefacsimile, charges prepaid, to each stockholder at his address or telefacsimile number (as applicable) appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. When a meeting is adjourned to another place, date or time, written notice need not be



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given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity with these Bylaws. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 6.        Waiver of Notice.

                  A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of the person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 7.        Quorum.

                  Except as otherwise provided by law or by the Certificate of Incorporation of the corporation as the same may be amended or restated from time to time (the "Certificate of Incorporation"), the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at a stockholders' meeting shall constitute a quorum entitled to take action with respect to the vote on that matter. The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of each class or series of stock which is entitled to vote as a class or series at a stockholders' meeting shall constitute a quorum for any vote in which a vote of such class or series is required. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum then present. If a quorum has not been attained, those present may adjourn the meeting to such time and place as they may determine, but, in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

Section 8.        Voting Power.

                  Every stockholder of record shall have the voting rights specified in the Certificate of Incorporation for every share of each class or series standing in his name on the books of the corporation. Except to the extent provided in the Certificate of Incorporation, all questions shall be decided by the vote of the majority of the capital stock represented and entitled to vote at any meeting, or if the voting is by class or series, a majority of the votes of each class or series of capital stock represented and entitled to vote at any meeting, unless otherwise provided by law or by the Certificate of Incorporation.

Section 9.        Proxies.



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                  Every stockholder may vote either in person or by proxy.
Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the Secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

Section 10.       Inspectors of Election.

                  Elections for directors need not be by ballot, except upon demand made by a stockholder at the election and before the voting begins. In advance of any meeting of stockholders, the Board of Directors may and, if required by Section 231 of the General Corporation Law of the State of Delaware (the "GCL"), appoint one or more inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If the inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of convening the meeting, or at the meeting by the person or officer acting as chairman. The inspectors of election shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting; (iii) determine the existence of a quorum; (iv) determine the authenticity, validity, and effect of proxies; (v) receive votes or ballots; (vi) hear and determine all challenges and questions in any way arising in connection with the right to vote; (vii) count and tabulate all votes; (viii) determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders; and (ix) certify his determination of the number of shares represented at the meeting, and his count of all votes and ballots. Each inspector of election shall take and sign an oath to, and shall, faithfully execute and perform his duties with strict impartiality and to the best of his ability, and as expeditiously as is practicable. If there be more than one inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the chairman of the meeting, or of any stockholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by him, and execute a certificate of any fact found by him.

Section 11.       Presiding Officer and Order of Business.

                  All meetings of stockholders shall be called to order and presided over by the Chairman of Directors, if any, or in his absence, by the President, or in his absence, by the highest ranking Vice President, or in the absence of all of them, by the Treasurer, or if none of them be present by a chairman elected by the stockholders. The Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as secretary.



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Section 12.       Action by Stockholders without Formal Meeting.

                  Unless otherwise provided in the Certificate of Incorporation, if all or not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to any action to be taken by the corporation, such action may be taken without a meeting, without prior notice and without a vote. Said written consent shall set forth the action so taken, shall be signed by said stockholders and shall be filed with the Secretary of the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 13.       List of Stockholders.

                  The Secretary shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder, and such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III
                                   DIRECTORS

Section 1.        Qualifications and Number.

                  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors which shall constitute the full Board of Directors shall be determined from time to time by resolution of the board of directors but shall not be less than three (3) nor more than twelve(12). The directors shall be divided into classes as provided in Section 2 below.

Section 2.        Classified Board of Directors; Terms.

                  The directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1998 annual meeting of stockholders, the initial term of office of the second class of directors to expire at the 1999 annual meeting of stockholders and the initial term of office of the third class of directors to expire at the 2000 annual meeting of stockholders. Commencing with the 1998 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election and upon the election and qualification of their



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successors unless he shall resign, die, become disqualified or be removed. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

Section 3.        Vacancies.

                  Any vacancy that shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or any other cause whatever shall be filled by a majority of the directors then in office, although less than a quorum, and each person so elected shall be a director until he or his successor is elected by the stockholders at a meeting called for the purpose of electing the particular class of directors for which the vacancy relates, or until his prior death, resignation or removal. No decrease in the number of directors shall operate to shorten the term of any incumbent director.

Section 4.        Annual Meeting.

                  Annual meetings of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall be determined by the Board of Directors. At its annual meeting, the Board of Directors shall organize itself and elect the officers of the corporation for the ensuing year, and may transact any other business. Except as otherwise expressly required by law, notice of the annual meeting of the Board of Directors need not be given.

Section 5.        Regular Meetings.

                  Regular meetings of the Board of Directors may be held at such intervals and at such time and place as shall from time to time be established by the Board of Directors and publicized among all directors. After there has been such determination and notice thereof has been given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

Section 6.        Special Meetings.

                  The Board of Directors shall hold such special meetings as shall be called by the Chairman, or President, or any two (2) directors. Each such meeting shall be held at such time and place as shall be designated in the notice of meeting.

Section 7.        Notice of Meetings.

                  Written notice of all special meetings, and if required hereunder or by law, any regular or annual meeting, of the Board of Directors shall be given by, or at the direction of, the person or persons calling the meeting at least two (2) business days prior to the day named for the meeting. Such notice shall be given either personally or by sending a copy thereof by overnight mail



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or courier or by telefacsimile, charges prepaid, to each director at his address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice.

Section 8.        Waiver of Notice.

                  A waiver of written notice in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of any meeting need be specified in the waiver of notice of such meeting. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and any such person so states his purpose in attending such meeting and refrains from participation in the business of the meeting.

Section 9.        Quorum.

                  A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors in office shall be required to constitute the act of the Board of Directors.

Section 10.       Indemnification of Directors and Officers.

                  (a) The corporation shall provide, to the fullest extent permitted by law, indemnification for expenses (including attorneys' fees and interest for expenses actually advanced), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the following persons:

                           (i) Any person who was or is a party or threatened
                  to be made a party to any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, investigative or administrative), by reason of the fact that such person was or is a director, officer or employee (or, at the discretion of the Board of Directors, if such person was or is an agent of the corporation), or was or is serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprises; or

                           (ii) Any person who was or is a party or is
                  threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was or is a director, officer or employee (or, at the discretion of the Board of Directors, if such person was or is acting as an agent of the corporation), or was or is serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  (b) Such indemnification shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best



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interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made for any person included within subparagraph (a) (ii) above if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court which heard the action initially shall determine that, under the circumstances of the particular case, such person is entitled to indemnification.

                  (c) Expenses (including attorney's fees) incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit upon receipt of an undertaking by or on behalf of the person to be indemnified to repay such amount should it ultimately be determined that he is not entitled to indemnification under this Section. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  (d) The corporation shall have the power to purchase and maintain liability insurance on behalf of any person it desires to indemnify, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section. The corporation shall have the power to enter into separate indemnification agreements with directors and officers of the corporation, as determined by the Board of Directors.

                  (e) The indemnification provided by this Section shall not be deemed to be exclusive, and shall not affect any other right to which any person seeking indemnification may be entitled to under the GCL, any agreement, vote of stockholders or disinterested directors, any provision of the corporation's Bylaws or otherwise. The purpose of this Section is to provide for indemnification of directors, officers and employees of the corporation to the fullest extent provided for in the GCL as it may be in force from time to time.

Section 11.       Personal Liability of Directors.

                  (a) To the fullest extent that the laws of the State of Delaware, as the same exist or may hereafter be amended, permit elimination of the personal liability of directors, no director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                  (b) The provisions of this Section shall be deemed to be a contract with each director of this corporation who serves as such at any time while this Section is in effect, and each such director shall be deemed to be serving as such in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any Bylaw of this corporation or other provision of the Certificate of Incorporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, by a director of this corporation prior to such amendment, repeal, Bylaw or other provision becoming effective.



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Section 12.       Presiding Officer and Order of Business.

                  All meetings of the Board of Directors shall be called to order and presided over by the Chairman, if any, or in his absence by the President. The Secretary, or in his absence any Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

Section 13.       Action by Board Without Formal Meeting.

                  If all of the Directors shall consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors. Said written consent shall set forth the action so taken, shall be signed by all of the directors and shall be filed with the Secretary of the corporation.

Section 14.       Compensation.

                  Directors, as such, may be paid their expenses, if any, for attendance at each regular and special meeting of the Board or of any committee thereof and shall also receive such compensation and expenses as the Board of Directors may by resolution provide. Directors shall also be entitled to receive such compensation for services rendered to the corporation in any capacity other than as directors, as may be provided from time to time by resolution of the Board of Directors.

Section 15.       Resignation; Removal.

                  (a) A director may resign at any time by giving written notice to the Board of Directors, the President or Secretary of the corporation. The resignation shall be effective upon receipt by the Board of Directors or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

                  (b) Except as may be provided in the Certificate of Incorporation, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class.

Section 16.       Communications Equipment.

                  Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or such committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 17.       Committees.



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                  (a) The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, designate one or more committees consisting of two or more directors, to have and exercise such authority of the Board of Directors in the management of the business and affairs of the corporation as the resolution of the Board of Directors creating such committee may specify and as is otherwise permitted by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance with such rules, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to committee members of all committee meetings.

                  (b) Audit Committee. There shall be an Audit Committee composed of at least three members of the Board of Directors, at least two of whom shall be independent directors The Audit Committee shall perform such duties as shall be assigned to it from time to time in resolutions or charters approved by the Board of Directors. The Audit Committee shall (i) make an annual recommendation, based on a review of qualifications, to the Board of Directors for the appointment of independent public accountants to audit the financial statements of the corporation, and shall make a recommendation with respect to the scope of audits conducted by such independent public accountants; (ii) meet with the independent public accountants of the corporation, and meet with the internal auditor of the corporation to review all auditing control methods and procedures and for such other purposes as the Audit Committee may deem appropriate in order to keep all audit controls and procedures updated and in effect; and (iii) review reports from the corporation's independent public accountants concerning compliance by management with governmental laws and regulations and with the corporation's policies relating to ethics, conflicts of interest and disbursements of funds and make recommendations to the Board of Directors. The Audit Committee shall report to the Board of Directors the results of its meetings with the independent auditors and internal auditors of the corporation.

                  (c) Compensation Committee. There shall be a Compensation Committee composed of at least three members of the Board of Directors, at least two of whom shall be independent directors. The Compensation Committee shall perform such duties as shall be assigned to it from time to time in resolutions or charters approved by the Board of Directors. The Compensation Committee shall be responsible for administering any stock option or stock purchase plans of the corporation, unless otherwise provided by the Board of Directors or by such plans, and for reviewing and making recommendations to the Board of Directors with respect to the administration of salaries, bonuses and other compensation of executive officers, including the terms and conditions of their employment and other compensation matters.




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
                                   ARTICLE IV
                              OFFICERS AND AGENTS

Section 1.        Officers, Term, Vacancies.

                  The officers of the corporation shall be a Chairman, President, one or more Vice Presidents, a Treasurer and a Secretary, and the Board of Directors may elect or appoint such additional officers and agents as it may deem advisable. Any two or more offices may be held by the same person. All officers shall hold office until the regular annual meeting of the Board of Directors following their appointment or until their successors are appointed and qualify, provided that they, or any of them, may be removed at any time, with or without cause, by the affirmative vote therefor of a majority of the Board of Directors. Vacancies occurring among the officers of the corporation shall be filled by the Board of Directors.

Section 2.        Authority, Duties and Compensation.

                  All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in these Bylaws or as may be determined (i) by the Board of Directors or (ii) by the President with the concurrence of the Chairman. They shall receive such compensation for their services as may be determined by the Board of Directors, or with respect to all officers and agents subordinate to the President, by the President with the concurrence of the Chairman. Notwithstanding any other provisions of these Bylaws, the Board of Directors shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the corporation pursuant to the provisions of these Bylaws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board of Directors prescribing a different signature, countersignature, endorsement or execution.

Section 3.        Chairman.

                  The Chairman shall preside at all meetings of stockholders and of the Board of Directors.

Section 4.        President.

                  In the absence of the Chairman, the President shall preside at all meetings of stockholders and of the Board of Directors. The President shall be the chief operating officer of the corporation and, subject to the concurrence of the Chairman, shall be charged with and have the direction and supervision of all of its business and operations and have the usual powers and duties vested in a chief operating officer of a corporation. The President shall perform such other duties and have such other powers as may be assigned by the Board of Directors or the Chairman.




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
Section 5.        Vice Presidents.

                  In the absence or disability of the President, his duties shall be performed by a Senior Vice President or any Vice President, as authorized by the President or Chairman. Such officer or officers shall perform such other duties and have such other powers as may be assigned by the President or Chairman.

Section 6.        Treasurer

                  The Treasurer shall keep and account for all moneys, funds and property of the corporation which shall come into his hands, and shall render such accounts and present such statements to the Board of Directors as may be required of him. Unless the Board of Directors shall prescribe otherwise, the Treasurer shall deposit all funds of the corporation which may come into his hands in such bank or banks as the Board of Directors may designate and in accounts in the name of the corporation, shall endorse for collection bills, notes, checks and other negotiable instruments of the corporation or cause them to be signed in facsimile or otherwise as the Board of Directors may determine, and shall pay out money as the business of the corporation may require, making proper vouchers therefor. In the absence or disability of the Treasurer, the Assistant Treasurer shall have the authority and perform the duties of the Treasurer.

Section 7.        Secretary.

                  The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest such records after every meeting by his signature, shall safely keep all documents and papers which shall come into his possession and shall truly keep the books and accounts of the corporation appertaining to his office. When any instrument signed by another officer of the corporation duly authorized to sign the same so requires, or when necessary to attest any proceedings of the stockholders or directors, the Secretary may affix the seal of the corporation to any instrument requiring the same and shall attest the same with his signature. In the absence or disability of the Secretary, an Assistant Secretary shall have authority and perform the duties of the Secretary.

Section 8.        Resignation and Removal of Officers.

                  Any executive officer of the corporation may be removed, either for cause or without cause, by the affirmative vote of a majority of the full Board of Directors. Other officers and agents may be removed either for cause or without cause by the Board of Directors, the Chairman or the President. Any officer may resign at any time by written notice to the corporation.




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
                                   ARTICLE V
                            SHARES OF CAPITAL STOCK

Section 1.        Share Certificates.

                  Every holder of stock in the corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors may from time to time prescribe, signed by the Chairman, the President or any Vice President, and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer, and where signed by a transfer agent or an assistant transfer agent or by a registrar the signatures of such officers of the corporation may be facsimile. Each such certificate shall exhibit the name of the registered holder thereof, the number and class of shares and the designation of the series, if any, which the certificate represents and the number of shares represented thereby. The Board of Directors may, if it so determines, direct that certificates for shares of stock of the corporation be signed by a transfer agent and/or registered by a registrar, in which case such certificates shall not be valid until so signed and/or registered.

                  In case any officer of the corporation who shall have signed, or whose facsimile signature shall have been used on any certificate for shares of stock of the corporation, shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate shall have been delivered, it may be delivered by the corporation as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer.

                  All certificates for classes of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, his address, with the number of such shares and the date of issue, shall be entered on the corporation's books.

Section 2.        Transfers of Shares.

                  Transfers of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof or by his attorney thereunto authorized by an instrument duly executed and witnessed and filed with the corporation, and on surrender of the certificate or certificates for such shares properly endorsed and evidence of the payment of all taxes imposed upon such transfer. Every certificate surrendered for transfer shall be cancelled and no new certificate or certificate shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled.

Section 3.        Transfer Agents and Registrars.

                  The Board of Directors may appoint any one or more qualified banks, trust companies or other corporations organized under any law of any state of the United States or under the laws of the United States as agent or agents for the corporation in the transfer of the stock of the corporation and likewise may appoint any one or more qualified banks, trust companies or other corporations as registrar or registrars of the stock of the corporation.



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
Section 4.        Lost, Stolen, Destroyed or Mutilated Certificates.

                  New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, which may but need not include the giving of a satisfactory bond or indemnity, as the Board of Directors, the Chairman or the President may from time to time determine.

Section 5.        Regulations Relating to Shares.

                  The Board of Directors shall have power and authority to make such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the corporation.

Section 6.        Holders of Record; Record Date.

                  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder and owner in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) to express consent to corporate action in writing without a meeting; (iii) to receive payment of any dividend or other distribution or allotment of any rights; or (iv) to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 7.        Treasury Shares.

                  Shares of the corporation's stock held in its treasury shall not be voted, directly or indirectly, at any meeting.

                                   ARTICLE VI
                               GENERAL PROVISIONS

Section 1.        Corporate Seal.

                  The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the corporation and the year and state of incorporation. Such seal may be used by causing it or a facsimile or reproduction thereof to be affixed to or placed upon the document to be sealed.

Section 2.        Fiscal Year.




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
                  The fiscal year of the corporation shall end on the last day of December in each year or shall begin and end on such other days as shall be fixed by resolution of the Board of Directors.

Section 3.        Financial Reports to Stockholders.

                  The corporation shall furnish to its stockholders an annual report following the end of each fiscal year, containing audited financial statements reported on by independent public accountants, and quarterly reports following the end of each of the first three fiscal quarters of each fiscal year, containing unaudited financial statements for such quarter.

Section 4.        Stock of Other Corporations.

                  The Chairman, or in his absence, the President and each Vice President are each individually authorized on behalf of the corporation, in person or by proxy, to attend, act and vote at meetings of the stockholders of any corporation in which the corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefor, and to take or participate in the taking of action by the stockholders of such corporation by consent in lieu of a meeting. The Board of Directors may also authorize any other director, officer or other person on behalf of the corporation to take any and all of such actions, and authority may be given to exercise such authority either on one or more designated occasions, or generally on all occasions until revoked by the Board of Directors.

Section 5.        Execution of Corporate Instruments.

         (a) The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

         (b) The Board may, in its discretion, submit any contract or act for approval or ratification by the stockholders at any annual meeting of stockholders or at any special meeting of stockholders called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the corporation represented at such meeting shall be as valid and binding upon the corporation as though approved or ratified by each and every stockholder of the corporation, unless a greater vote is required by law or the Certificate of Incorporation for such purpose.

Section 6.        Certain Transactions.

         (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors which authorizes the contract or transaction, or solely because the vote of such director is counted for such purpose, if:




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
                  (i) The material facts as to such director's interest and as to the contract or transaction are disclosed or are known to the Board of Directors and the Board of Directors in good faith authorizes the contract or transaction by a vote sufficient for such purposes without counting the vote of the interested director or directors; or

                  (ii) The material facts as to such director's interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                  (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

         (b) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified above.

                                  ARTICLE VII
                                   AMENDMENTS

                  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of these Bylaws of the Corporation, including bylaw amendments increasing or reducing the authorized number of directors. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any Bylaws of the Corporation by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by the GCL). No provision of these Bylaws shall vest any property or contract right in any stockholder.


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